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                                   October 21, 1999



(310) 552-8500                                                   C 38035-00411



Hilton Hotels Corporation
9336 Civic Center Drive
Beverly Hills, CA  90210


     Re:  REGISTRATION STATEMENT ON FORM S-4 (REG. NO. 333-        )

Gentlemen:

     We have acted as counsel for Hilton Hotels Corporation, a Delaware corporation (the "Company"), in connection with the acquisition (the "Acquisition") by the Company of Promus Hotel Corporation, a Delaware corporation ("Promus"), and the issuance and registration of shares of the Company's Common Stock, par value $2.50 per share (the "Shares"), in connection with the Acquisition. The Company proposes to issue the Shares in exchange for shares of Promus Common Stock, par value $0.01 per share, as described in the above-referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). In connection therewith, we have examined, among other things, the Registration Statement, as well as the proceedings and other actions taken by the Company in connection with the authorization of the Shares and such other matters as we deemed necessary for purposes of rendering this opinion.

     Based on the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares have been duly authorized and (ii) upon issuance of the Shares in connection with the Acquisition as described in the Registration Statement and the Prospectus constituting a part thereof ("Prospectus"), the Shares will be validly issued, fully paid and non-assessable.

     The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are familiar with the Delaware General Corporation Law and have made such

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October 21, 1999
Page 2

review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to the present laws of the State of Delaware and to the present federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                    Very truly yours,


                                    /s/ GIBSON, DUNN & CRUTCHER LLP
                                    GIBSON, DUNN & CRUTCHER LLP

KEB/JBC/NCL/NSS